UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2007

COLONY BANKCORP, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

115 South Grant Street, Fitzgerald, Georgia 31750

(Address of principal executive offices)

(229) 426-6000

Registrant’s Telephone Number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c ) under the Exchange Act (17 CFR 240.13e-4(c ))

Item 7.01.	Regulation FD Disclosure

On March 13, 2007, Colony Bankcorp, Inc. issued a press release announcing the completion of a $9,000,000 private placement of floating rate trust preferred securities. The press release is attached as Exhibit 99.1 to this Form 8-K. This information is provided under Item 2.02 of Form 8-K. The information in this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

On March 13, 2007, Colony Bankcorp, Inc. announced the completion of a $9,000,000 private placement of floating rate trust preferred securities (“Capital Securities”) through its wholly-owned subsidiary, Colony Bankcorp Capital Trust II.

The Capital Securities mature in 30 years and bear interest at an adjusted 3-month LIBOR rate with a reset quarterly. Interest on the Capital Securities is to be paid on the 30th day of each March, June, September and December, commencing on March 30, 2007.

Colony intends to use the proceeds from this offering to pay off an existing trust preferred securities issuance of $9,000,000 that is callable on March 26, 2007. Annual interest savings will approximate $175,500.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Press Release dated March 13, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: March 13, 2007	By:	/s/ Terry L. Hester
Terry L. Hester
Executive Vice President and Chief Financial Officer